Exhibit 10.3

COOL HOLDINGS, INC.

UNSECURED PROMISSORY NOTE

(this “Note”)

$2,107,003.51 – Principal AmountIssue Date  –  September 30, 2018

FOR VALUE RECEIVED, Cool Holdings, Inc., a Maryland corporation (the “Company”), promises to pay to the order of Delavaco Holdings Inc. (the “Lender”), the principal sum of Two Million One Hundred Seven Thousand Three and 51/100 Dollars ($2,107,003.51) (the “Principal Amount”), together with all accrued and unpaid interest thereon, upon the terms and conditions specified below.  This Note is issued pursuant to the terms and conditions of that certain Promissory Note Consolidation Agreement dated as of the Issue Date hereof (the “Consolidation Agreement”) by and among the Company, the Lender and certain other parties thereto.  This Note is subject to the terms and conditions of the Consolidation Agreement, which are, by this reference, incorporated herein and made a part hereof.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

1.Maturity.  Unless this Note is earlier repaid in full or is accelerated, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on March 31, 2021 (the “Maturity Date”).

2.Interest.  Interest shall accrue on the principal outstanding from time to time under this Note, commencing from the Issue Date of this Note and continuing until payment of this Note in full, at a rate equal to eight percent (8.0%) simple interest per annum, compounded annually.  Notwithstanding anything herein to the contrary, if during any period for which interest is computed under this Note, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined herein), the Company’s obligations hereunder shall, automatically and retroactively, be deemed reduced to the Highest Lawful Rate, and during any such period the interest payable under this Note shall be computed on the basis of the Highest Lawful Rate.  In the event Lender receives as interest an amount which would exceed the Highest Lawful Rate, then the amount of any excess interest shall not be applied to the payment of interest hereunder, but shall be applied to the reduction of the unpaid principal balance due hereunder.  As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Note under applicable law.

3.Payment Terms.  All payments shall be made in lawful money of the United States of America by wire transfer of immediately available funds to an account designated by the Lender in writing.  No periodic or regular payments of principal and interest shall be required under this Note prior to the Maturity Date.  Prepayment of the principal amount of this Note, together with all accrued and unpaid interest on the portion of principal so prepaid, may be made in whole or in part at any time without penalty.  Any payments made under this Note shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal.  By acceptance of this Note, Lender agrees that upon repayment in full of this Note, Lender will promptly deliver to the Company this Note marked “PAID IN FULL.”

4.Events of Acceleration.  Notwithstanding the provisions set forth above, upon the occurrence of one or more of the following events (each, an “Event of Default”) and after expiration of any applicable cure period set forth below, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable:

4.1The execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of ninety (90) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Company or the attachment of or execution against any property or assets of the Company which is not discharged within ninety (90) days from its inception; or

4.2The Company approves or effects (i) the dissolution or liquidation of the Company, or (ii) the cessation or termination of all or substantially all of the Company’s operations or business; or

4.3The Company’s material breach of any of its representations, warranties or covenants set forth in the Consolidation Agreement that remains uncured for a period of thirty (30) days from the receipt of notice from Lender of such breach; or

4.4The Company’s failure to timely make any payment of principal and/or interest hereunder and the failure to make such payment for a period of thirty (30) days from the receipt of notice of such failure.

5.Miscellaneous.

5.1Consolidated Note. A provided in Section 1.2 of the Consolidation Agreement, this Note shall be deemed to amend and replace in their entirety and restate all of the Outstanding Notes.  The terms and conditions of this Note shall supersede the terms and conditions of the Outstanding Notes; provided, however, that the obligations incurred under the Outstanding Notes and as evidenced by the Outstanding Notes shall continue under this Note, and shall not in any circumstance be terminated, extinguished or discharged hereby but shall hereafter be governed by the terms of this Note.

5.2Governing Law; Venue.  This Note shall be governed in all respects by the internal laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, and to be performed entirely within the State of New York, without regard to principles of conflict of laws.  The parties agree that all disputes arising out of or related to this Note shall be adjudicated exclusively in the state or federal courts located in New York, New York.  The Company, and Lender by acceptance of this Note, hereby submit themselves to the jurisdiction of the courts of the State of New York sitting in New York and the Federal courts of the United States located in New York, New York, if such court has subject matter jurisdiction, in respect of all actions arising out of or in connection with the interpretation or enforcement of this Note and the Consolidation Agreement and waive any argument that venue in such forums is not convenient and further agree that any actions initiated by the parties shall be venued in such forums.

5.3Assignment; Successors and Assigns.  Neither the Company nor the Lender, by acceptance of this Note, may assign or otherwise transfer its rights or obligations under this Note except with the prior written consent of the other party.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

5.4Amendments and Waivers.  Except as expressly provided herein, neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Note and signed by the Company and the Lender.  No waivers of or exceptions to any term, condition, or provision of this Note, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.5Notices.  All notices or other communications required or permitted hereunder shall be made in accordance with the provisions of the Consolidation Agreement.

5.6Waiver.  Failure of the Company or the Lender to exercise any right or remedy under this Note or delay by the Company or the Lender in exercising such right or remedy will not operate as a waiver thereof.

5.7Original Signature.  This Note may be delivered by facsimile or other electronic transmission, which shall be deemed an original.

5.8Severability.  In the event that any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the Note shall continue in full force and effect without said provision to the maximum extent permissible by law.

5.9Heading.  The headings used in this Note are used for convenience only and are not considered in construing or interpreting the Note.

5.10Acceptance of Note.  By Lender’s acceptance of this Note, the Lender agrees to all of the terms and conditions set forth in this Note.

5.11Entire Agreement.  The parties agree and acknowledge that this Note and the Consolidation Agreement (including the exhibits attached thereto) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Note on the date first above written.

COMPANY:

COOL HOLDINGS, INC.,
a Maryland corporation

By:/s/ Mauricio Diaz
Name:  Mauricio Diaz
Title:  Chief Executive Officer

LENDER ACKNOWLEDGMENT:

Acknowledged, accepted and agreed to as of the date first above written by:

delavaco holdings inc.

By:/s/ Catherine DeFrancesco
Name:  Catherine DeFrancesco
Title: President

(Cool Holdings, Inc. – Signature Page to Unsecured Promissory Note)